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                                    2,000,000 SHARES
                                     COMMON STOCK
                                  ($0.10 PAR VALUE)

                                UNDERWRITING AGREEMENT
                                ----------------------

                                                         _________________, 1997

A.G. EDWARDS & SONS, INC.
EVEREN Securities, Inc.
    As Representatives of the Several Underwriters
         c/o A.G. Edwards & Sons, Inc.
         One North Jefferson Avenue
         St. Louis, Missouri 63103

    The undersigned, Vari-Lite International, Inc., a Delaware corporation (the "Company"), and the persons listed on Schedule I hereto (the "Selling Stockholders" and together with the Company, the "Sellers"), hereby address you as the representatives (the "Representatives") of each of the persons, firms and corporations listed on Schedule II hereto (collectively, the "Underwriters") and hereby confirm their agreement with the several Underwriters as follows:

    1. DESCRIPTION OF SHARES. The Company proposes to issue and sell to the Underwriters 2,000,000 shares (the "Firm Shares") of its common stock, par value $0.10 per share ("Common Stock"), as provided in Section 2 of this Agreement. Solely for the purpose of covering over-allotments in the sale of the Firm Shares, the Selling Stockholders propose to grant to the Underwriters the right to purchase up to an additional 300,000 shares of Common Stock (the "Option Shares"), as provided in Section 3 of this Agreement. The Firm Shares and the Option Shares are herein sometimes referred to as the "Shares" and are more fully described in the Prospectus hereinafter defined.

    2. PURCHASE, SALE AND DELIVERY OF FIRM SHARES. On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth,(a) the Company hereby agrees to issue and sell the Firm Shares and (b) each Underwriter, agrees, severally and not jointly, to purchase from the Company, at a price of $_______ per share (the "Purchase Price"), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto.

    The Company will deliver definitive certificates for the Firm Shares, at the office of A.G. Edwards & Sons, Inc., 77 Water Street, New York, New York ("Edwards' Office"), or such other place as you and the Company may mutually agree upon, for the respective accounts of the several

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Underwriters against payment to the Company of the Purchase Price for the
Firm Shares by wire transfer or certified or bank cashiers' check payable in clearing house (next day available) funds payable to the order of the Company and delivered to the offices of Gardere & Wynne, L.L.P., 1601 Elm Street, Suite 3000, Dallas, Texas 75201, or at such other place as may be agreed upon between you and the Company (the "Place of Closing"), at 10:00 a.m., Dallas, Texas time, on the third or fourth business day, unless otherwise permitted by the Securities and Exchange Commission (the "Commission") pursuant to Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), following the date of the public offering of the Shares (the "Closing Date"). The Closing Date and the Place of Closing may be varied by agreement between you and the Company.

    The certificates for the Firm Shares so to be delivered will be made available to you for inspection at Edwards' Office (or such other place as you and the Company may mutually agree upon) at least one full business day prior to the Closing Date and will be registered in such names and denominations as you may request at least two full business days prior to the Closing Date.

    It is understood that an Underwriter, individually, may (but shall not be obligated to) make payment on behalf of the other Underwriters whose checks shall not have been received prior to the Closing Date for Shares to be purchased by such Underwriter. Any such payment by an Underwriter shall not relieve the other Underwriters of any of their obligations hereunder.

    It is understood that the Underwriters propose to offer the Shares to the public upon the terms and conditions set forth in the Registration Statement hereinafter defined.

    3. PURCHASE, SALE AND DELIVERY OF THE OPTION SHARES. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (a) each Selling Stockholder agrees, severally and not jointly, to sell up to the number of Option Shares set forth opposite such Selling Stockholder's name in Schedule I hereto and (b) the Underwriters shall have the right to purchase, severally and not jointly, up to an aggregate of 300,000 Option Shares from the Selling Stockholders at the Purchase Price. Such Option Shares shall be purchased from each such Selling Stockholder for the account of each Underwriter in the same proportion as the number of Firm Shares set forth opposite such Underwriter's name bears to the total number of Firm Shares (subject to adjustment by you to eliminate fractional shares). If the option is exercised in part, the respective number of Option Shares being purchased shall be sold by each Selling Stockholder in the same proportion as the number of Option Shares set forth opposite each such Selling Stockholders' name bears to the total number of Option Shares (subject to adjustment by you to eliminate fractional shares). Option Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares.

    The options are exercisable on behalf of the several Underwriters by you, as the Representatives, at any time, and from time to time, before the expiration of 45 days from the date of this Agreement, for the purchase of all or part of the Option Shares covered thereby, by notice

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given by you to the Attorneys-in-Fact (as hereinafter defined) for the
Selling Stockholders in the manner provided in Section 13 hereof, setting forth the number of Option Shares as to which the Underwriters are exercising the options, and the date for payment and delivery of said Option Shares, which date shall be (a) no earlier than the Closing Date and (b) no earlier than two business days after such notice, unless otherwise agreed to by the parties, and no later than ten business days after such notice. You may terminate the options at any time, as to any unexercised portion thereof, by giving written notice to the Attorneys-in-Fact for the Selling Stockholders to such effect.

    You shall make such allocation of the Option Shares among the Underwriters as may be required to eliminate purchases of fractional Shares.

    Delivery of the Option Shares with respect to which the options shall have been exercised shall be made to or upon your order at Edwards' Office (or at such other place as you and the Attorneys-in-Fact may mutually agree upon), against payment by you of the Purchase Price therefor to the Selling Stockholders by wire transfer or certified or bank cashier's check or checks, payable in clearing house (next day available) funds at the Place of Closing. Such payment and delivery shall be made at 10:00 a.m., Dallas, Texas time, on the date designated in the notice given by you as above provided for, unless some other date and time are agreed upon, which date and time of payment and delivery are called the "Option Closing Date." The certificates for the Option Shares so to be delivered will be made available to you for inspection at Edwards' Office (or such other place as you and the Attorneys-in-Fact may mutually agree upon) at least one full business day prior to the Option Closing Date and will be registered in such names and denominations as you may request at least one full business day prior to the Option Closing Date.

    4.   REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY.

         (a) The Company represents and warrants to, and agrees with, each Underwriter that:

              (i)  A registration statement on Form S-1 (Registration
    No. 333-33559) with respect to the Shares, including a preliminary prospectus, and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company pursuant to and in conformity with the requirements of the Securities Act of 1933 (the "Act") and the Rules and Regulations (the "Rules and Regulations") of the Commission thereunder and has been filed with the Commission under the Act. Copies of such registration statement, including any amendments thereto, each related preliminary prospectus (meeting the requirements of Rule 430 or 430A of the Rules and Regulations) contained therein, the exhibits, financial statements and schedules, have heretofore been delivered by the Company to you. If such registration statement has not become effective under the Act, a further amendment to such registration statement, including a form of final prospectus, necessary to permit such registration statement to

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    become effective will be filed promptly by the Company with the
    Commission. If such registration statement has become effective under the Act, a final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A of the Rules and Regulations will be filed promptly by the Company with the Commission in accordance with Rule 424(b) of the Rules and Regulations. The term "Registration Statement" as used herein means the registration statement as amended at the time it becomes or became effective under the Act (the
    "Effective Date"), including financial statements and all exhibits, a registration statement, if applicable, filed pursuant to Rule 462(b) of the Rules and Regulations increasing the size of the offering registered under the Act and, if applicable, the information deemed to be included by Rule 430A or Rule 434 of the Rules and Regulations.
     The term "Prospectus" as used herein means (A) the prospectus as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations,(B) if no such filing is required, the form of final prospectus included in the Registration Statement at the Effective
    Date or (C) if a Term Sheet or Abbreviated Term Sheet (as such terms are defined in Rule 434(b) and 434(c), respectively, of the Rules and Regulations) is filed with the Commission pursuant to Rule 424(b)(7) of the Rules and Regulations, the Term Sheet or Abbreviated Term
    Sheet and the last Preliminary Prospectus filed with the Commission prior to the time the Registration Statement became effective, taken together. The term "Preliminary Prospectus" as used herein means a preliminary prospectus as contemplated by Rule 430 or 430A of the Rules and Regulations included at any time in the Registration
    Statement.

              (ii) The Commission has not issued, and, to the knowledge of the Company, is not threatening to issue, an order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, nor instituted proceedings for that purpose. Each Preliminary Prospectus at its date of issue, the Registration Statement and the Prospectus and any amendments or supplements thereto contains or will contain, as the case may be, all statements which are required to be stated therein by, and in all material respects conform or will conform, as the case may be, to the requirements of, the Act and the Rules and Regulations. Neither the Registration Statement nor any amendment thereto, as of the applicable effective date, and neither the Prospectus nor any supplement thereto contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriters specifically for use in the preparation thereof.

              (iii) The filing of the Registration Statement and the execution, delivery and performance of this Agreement have been duly authorized by the Board of Directors of

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    the Company; this Agreement constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms (except as may be limited by bankruptcy, rehabilitation, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, by general principles of equity, and by public policy underlying or reflected in applicable securities laws and regulations); the issue and sale of the Firm Shares by the Company and the performance of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a violation of the Company's charter or bylaws or result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its subsidiaries under, any statute, or under any indenture, mortgage, deed of trust, note, loan agreement, sale and leaseback arrangement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which they are bound or to which any of the properties or assets of the Company or its subsidiaries is subject, or (assuming compliance with the registration and filing requirements of all applicable state securities or Blue Sky laws) violate or conflict with any law, order, rule or regulation or decree of any court or governmental agency or body having jurisdiction over the Company or its subsidiaries or their properties, except to such extent as does not materially adversely affect the business of the Company and its subsidiaries, taken as a whole; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the consummation of the transactions herein contemplated, except such as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or under the Act or Rules and Regulations or any state securities or Blue Sky laws.

              (iv) Except as described in the Prospectus, neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree. Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company and its subsidiaries, taken as a whole, have not incurred any material liabilities or material obligations, direct or contingent, other than in the ordinary course of business, or entered into any material transactions not in the ordinary course of business, and there has not been any material change in the capital stock or long-term debt of the Company and its subsidiaries, taken as a whole, or any material adverse effect on the condition (financial or other), net worth, business, affairs, properties, management, prospects or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"). All material tax returns required to be filed by the Company and each of its subsidiaries in any jurisdiction have been filed and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided; and the Company and its subsidiaries have no knowledge of any tax proceeding or action pending or threatened against the Company or its subsidiaries which might have a Material Adverse Effect.

              (v) Except described in the Prospectus, there is not now pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or its subsidiaries is a party before or by any court or public, regulatory or governmental agency or body which might be expected to result (individually or in the aggregate) in a Material Adverse Effect, or might be expected to materially and adversely affect (individually or in the aggregate) the properties or assets thereof. No contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement is not so described or filed as required.

              (vi) The authorized capital stock of the Company, including the Common Stock, conforms as to legal matters to the description thereof contained in the Prospectus; all the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholders) have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive rights, rights of first refusal or similar rights that have not been waived or satisfied; and the Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive rights, rights of first refusal or similar right.

              (vii) Each of Company and its subsidiaries has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with full power and authority (corporate or other) to own, lease and operate its properties and conduct its business as described in the Registration Statement; each of the Company and its subsidiaries is duly qualified and is in good standing to do business in each state or other jurisdiction in which its ownership or leasing of property or conduct of business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect; and the outstanding shares of capital stock of the Company's subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company (directly or indirectly) free and clear of any mortgage, pledge, lien, encumbrance, charge or adverse claim and are not the subject of any agreement or understanding with any person (except to the Company's lenders); no options, warrants or other rights to purchase, agreement or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the subsidiaries are outstanding.

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              (viii)  Deloitte & Touche LLP, the accounting firm which has certified the financial statements filed with the Commission as a part of the Registration Statement, is an independent public accounting firm within the meaning of the Act and the Rules and Regulations.

              (ix) The financial statements, together with related schedules and notes forming part of the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as otherwise disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is, in all material respects, fairly presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

              (x) Neither the Company nor any of its subsidiaries is in violation of its respective charter or bylaws or other organizational or governing documents or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which it or any of the Company's subsidiaries or their respective property is bound, except for such defaults which, individually or in the aggregate, would not have a Material Adverse Effect.

              (xi) Neither the Company nor any subsidiary is in violation of any other laws, ordinances or governmental rules or regulations to which it is subject, except for violations which, individually or in the aggregate, would not have a Material Adverse Effect, and neither the Company nor any subsidiary has, at any time during the past five years,(A) made any unlawful contributions to any candidate for any political office, or failed fully to disclose any contribution in violation of law, or (B) made any payment to any state, federal or foreign government official, or other person charged with similar public or quasi-public duty (other than payment required or permitted by applicable law).

              (xii) Each of the Company and its subsidiaries have such certificates, permits, licenses, franchises and authorizations of governmental or regulatory authorities (collectively, "permits"), as are necessary to conduct its business or own, lease and operate its respective properties, except for those the absence of which would not result in a Material

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    Adverse Effect; the Company and its subsidiaries has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit; and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company and/or any of its subsidiaries.

              (xiii) Each of the Company and its subsidiaries owns or possesses the patents, patent licenses, trademarks, trade names, service marks, service names, copyrights and other intellectual property rights (collectively, "Intellectual Property") necessary to carry on its business as presently conducted and, except as otherwise set forth in the Prospectus, neither the Company nor any of its subsidiaries have received any notice of infringement or conflict with asserted rights of others with respect to the Intellectual Property which, individually or in the aggregate, if the subject of any unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect.

              (xiv) Each of the Company and its subsidiaries has good and marketable title to all property owned by it, free and clear of all liens, claims, encumbrances, restrictions and defects, except such as are described in the Registration Statement or do not interfere with the use made or proposed to be made of such property or liens for taxes not yet due and payable; and any property held under lease or sublease by the Company or its subsidiaries is held under valid, subsisting and enforceable leases or subleases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property by the Company and its subsidiaries, and neither the Company nor any subsidiary has any notice or knowledge of any material claim of any sort which has been asserted, or any notice or knowledge of any material claim of any sort which may be asserted, by anyone adverse to the Company's or any subsidiary's rights as lessee or sublessee under any lease or sublease described above, or affecting or questioning the Company's or any of its subsidiaries' rights to the continued possession of the leased or subleased premises under any such lease or sublease in conflict with the terms thereof.

              (xv) Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the

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    aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

              (xvi) The Company has not, directly or indirectly, (A) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares pursuant to the distribution contemplated by this Agreement or (B) since the filing of the Registration Statement, except for the Underwriters, (1) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Shares or (2) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company (except for the sale of Shares by the Selling Stockholders under this Agreement).

              (xvii) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

              (xviii)   The Company and each of its subsidiaries carry, OR are
    covered by, insurance in such amounts and covering such risks as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties.

              (xix) No holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company, except as disclosed in the Registration Statement.

              (xx) The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

              (xxi) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, the Company or its subsidiaries, except as disclosed in the Registration Statement.

              (xxii) There is (A) no significant unfair labor practice complaint pending against the Company or any of its subsidiaries or, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no material grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries or, to the best knowledge of the Company, threatened against any of them, and (B) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any of its subsidiaries, to the best knowledge of the Company, is threatened against the Company or any of its subsidiaries except for such actions specified in clause (A) or (B) above, which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         (b) Each Selling Stockholder, severally and not jointly, represents and warrants as to itself to and agrees with each Underwriter and the Company that:

              (i) All authorizations and consents necessary for the execution and delivery by it of this Agreement and the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder have been given and are in full force and effect on the date hereof and, if applicable, will be in full force and effect on the Option Closing Date.

              (ii) Such Selling Stockholder has, and on the Option Closing Date will have, good and marketable title to the Shares to be sold by such Selling Stockholder, free and clear of all restrictions on transfer (other than those contained in the custody agreement and the irrevocable power of attorney described below), liens, mortgages, pledges, encumbrances, claims, equities and security interests whatsoever, and has, and on the Option Closing Date will have, full legal right, power and authority to enter into this Agreement, the Custody Agreement (the "Custody Agreement") between the Selling Stockholders and the Company, as custodian (the "Custodian"), and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder.

              (iii) Upon delivery of and payment for such Shares hereunder, the several Underwriters will acquire good and marketable title to such Shares to be sold by such Selling Stockholder hereunder, free and clear of all restrictions on transfer, liens, mortgages, pledges, encumbrances, claims, equities and security interests whatsoever.

              (iv) The execution, delivery and performance of this Agreement by or on behalf of such Selling Stockholder, compliance by such Selling Stockholder with all the provisions hereof and the consummation by such Selling Stockholder of the transactions on its part contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the Act, state securities laws or Blue Sky laws or the By-laws and rules of the NASD) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the organizational documents of such Selling Stockholder, if not an individual, or any agreement, indenture or other instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or property of such Selling Stockholder is bound, or (assuming compliance with the registration and filing requirements of all applicable state securities or Blue Sky laws) violate or conflict with any laws, administrative regulation or ruling or court decree applicable to such Selling Stockholder or property of such Selling Stockholder.

              (v) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which might be reasonably expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares pursuant to the distribution contemplated by this Agreement, and such Selling Stockholder is not aware of any such actions taken or to be taken by affiliates of such Selling Stockholder.

              (vi) When the Registration Statement becomes effective and at all times subsequent thereto, such information in the Registration Statement and Prospectus and any amendments or supplements thereto as specifically refers to such Selling Stockholder will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

              (vii) Certificates in negotiable form representing all of the Shares to be sold by such Selling Stockholder hereunder have been placed in the custody of the Custodian under the Custody Agreement, duly executed and delivered by such Selling Stockholder, with the Custodian having the authority to deliver the Shares to be sold by such Selling Stockholder hereunder, and such Selling Stockholder has duly executed and delivered a Power of Attorney (the "Power of Attorney") appointing each of
    H. R. Brutsche III, James H. Clark, Jr. and John D. Maxson as such Selling Stockholder's attorneys-in-fact (the "Attorneys-in-Fact") with the Attorneys-in-Fact having authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 3, to authorize the delivery of the Shares to be sold by it hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement.

              (viii) The Shares represented by the certificates held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder, and the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Custodian under the Custody Agreement and of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable.

              (ix) The obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or by the occurrence of any other event, and if any Selling Stockholder should die or become incapacitated, or if any other such event should occur before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement and of the Custody Agreement, and actions taken by the Custodian pursuant to the Custody Agreement or by the Attorneys-in-Fact pursuant to the Power of Attorney shall be as valid as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian or Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity or other event.

              (x) Such Selling Stockholder is not prompted to sell shares of Common Stock by any information concerning the Company or any of its subsidiaries which is required to be (and is not) included in the Registration Statement.

         (c) Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of a Selling Stockholder as such and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

    5. ADDITIONAL COVENANTS. The Company and, where expressly indicated, the Selling Stockholders, covenant and agree with the several Underwriters that:

         (a) If the Registration Statement is not effective under the Act, the Company will use its commercially reasonable efforts to cause the Registration Statement to become effective as promptly as possible, and it will notify you, promptly after it shall receive notice thereof, of the time when the Registration Statement has become effective. The Company (i) will prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations, if required, a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations or otherwise or a Term Sheet or Abbreviated Term Sheet, as applicable;(ii) will not file any amendment to the Registration Statement or supplement to the Prospectus of which the Underwriters shall not previously have been advised and furnished with a copy or to which the Underwriters shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations; and (iii) will promptly notify you after it shall have received notice thereof of the time when any amendment to the Registration Statement becomes effective or when any supplement to the Prospectus has been filed.

         (b) The Company will advise the Underwriters promptly, after it shall receive notice or obtain knowledge thereof, of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution or threatening of any proceedings for that purpose, and the Company will use its commercially reasonable efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and, if issued, to obtain as soon as possible the lifting thereof.

         (c) The Company will cooperate with the Underwriters and their counsel in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as they may have designated and will make such applications, file such documents and furnish such information as may be necessary for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent or to subject itself to taxation as doing business in any jurisdiction where it is not now so taxed. The Company will, from time to time, file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Underwriters may reasonably request.

         (d) The Company will deliver to, or upon the order of, the Underwriters, without charge from time to time, as many copies of any Preliminary Prospectus as they may reasonably request. The Company will deliver to, or upon the order of, the Underwriters without charge as many copies of the Prospectus, or as it thereafter may be amended or supplemented, as they may from time to time reasonably request. The Company consents to the use of such Prospectus by the Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for such other purposes and for such period of time thereafter as the Prospectus is required by law to be delivered in connection with the offering or sale of the Shares. The Company will deliver to the Underwriters at or before the Closing Date three signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Underwriters such number of copies of the Registration Statement, without exhibits, and of all amendments thereto, as they may reasonably request.

         (e) The Company will not file any amendment or supplement to the Registration Statement, whether before or after the time when it becomes effective, or make any amendment or supplement to the Prospectus, including the issuance or filing of any term sheet within the meaning of Rule 434, of which you shall not previously have been advised or to which you shall reasonably object; and will prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or supplement to the Prospectus, or make any amendment or supplement to the Prospectus, including the issuance or filing of any term sheet within the meaning of Rule 434, which may be necessary or advisable in connection with the distribution of the Shares by you, and to use its commercially reasonable efforts to cause the same to become promptly effective.

         (f) If, during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in your judgment or in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law.

         (g) The Company will make generally available to its stockholders and will file as an exhibit in a report pursuant to the Exchange Act, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise the Underwriters in writing when such statement has been so made available.

         (h) The Company will, for a period of three years from the Closing Date, deliver to the Representatives at their principal executive offices a reasonable number of copies of annual reports, quarterly reports, current reports and copies of all other documents, reports and information furnished by the Company to its stockholders or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the Exchange Act. The Company will deliver to the Representatives similar reports with respect to any significant subsidiaries, as that term is defined in the Rules and Regulations, which are not consolidated in the Company's financial statements. Any report, document or other information required to be furnished under this paragraph (h) shall be furnished as soon as practicable after such report, document or information becomes available.

         (i) The Company will apply the proceeds from the sale of the Shares as set forth in the description under "Use of Proceeds" in the Prospectus, which description complies in all respects with the requirements of Item 504 of Regulation S-K.

         (j) The Company will supply you with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Shares under the Act.

         (k)  Prior to the Closing Date (and, if applicable, the Option Closing
Date), the Company will furnish to you, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company and its subsidiaries for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

         (l) The Company will use its commercially reasonable efforts to obtain approval for quotation of the Common Stock on the Nasdaq National Market (the "Nasdaq").

         (m) The Selling Stockholders, severally and not jointly, and the Company hereby agree to, and the Company shall, concurrently with the execution of this Agreement, deliver an agreement executed by (i) each of the directors and officers of the Company and (ii) each Selling Stockholder, pursuant to which each such person and entity agrees, not to, directly or indirectly, offer, sell, offer to sell, contract to sell, pledge (other than to the Company) or grant any option to purchase or otherwise dispose or transfer (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other disposition or transfer)(i) any shares of Common Stock or other capital stock of the Company, or (ii) any other securities convertible into, or exchangeable or exercisable for, shares of Common Stock or such other capital stock, beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such person, without the prior written consent of A. G. Edwards & Sons, Inc. for a period of 180 days after the date of the Prospectus, other than (A) pursuant to a tender or exchange offer for shares of Common Stock,(B) to an immediate family member or a trust established for the benefit of such person or an immediate family member of such person (provided that any such family member or trust shall have executed and delivered to the Underwriters an agreement of substantially the tenor of this Section 5(m)),(C) pursuant to a qualified domestic relations order (provided that any such party shall have executed and delivered to the Underwriters an agreement of substantially the tenor of this
Section 5(m)),(D) pursuant to a pledge or gift of such shares (provided that any such pledgee or donee shall have executed and delivered to the Underwriters an agreement of substantially the tenor of this Section 5(m)), or (E) by operation of law. Notwithstanding the foregoing, during such period the Company may (1) grant awards pursuant to the Company's 1997 Omnibus Plan,(2) issue shares of its Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and disclosed in the Prospectus and (3) issue shares of its Common Stock to its Employees' Stock Ownership Plan and Employees' Stock Equivalence Plan.

         (n) Each of the Selling Stockholders will use its commercially reasonable efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

    6. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase and pay for the Shares, as provided herein, will be subject to the accuracy in all material respects, as of the date hereof and as of the Closing Date (and, if applicable, the Option Closing Date), of the representations and warranties of the Company and the Selling Stockholders contained herein, to the performance in all material respects by the Company and the Selling Stockholders of their covenants and obligations hereunder and to the following additional conditions:

         (a) All filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company or any Underwriter, threatened or contemplated by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriters.

         (b) No Underwriter shall have disclosed in writing to the Company on or prior to the Closing Date (and, if applicable, the Option Closing
Date), that the Registration Statement or Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of counsel to the Underwriters, is material, or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (c)  On the Closing Date (and, if applicable, the Option Closing
Date), you shall have received the opinion of Gardere & Wynne, counsel for the Company, addressed to you and dated the Closing Date (and, if applicable, the Option Closing Date), to the effect that:

              (i) Each of the Company and its United States subsidiaries is a corporation, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, with the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus; each of the Company and its United States subsidiaries is duly qualified and is in good standing to do business in each state or other jurisdiction in which its ownership or leasing of property or conduct of business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect; the outstanding shares of capital stock of the Company's subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, to the knowledge of such counsel after due inquiry, are owned of record by the Company free and clear of any mortgage, pledge, lien, encumbrance, charge or adverse claim (other than restrictions on transfer imposed by applicable securities laws) and are not the subject of any agreement or understanding with any person, other than the pledge of such shares to the Company's lenders; and, to the knowledge of such counsel after due inquiry, no options, warrants or other rights to purchase, or agreements or other obligations to issue, or rights to convert any obligations into, shares of capital stock or ownership interests in the subsidiaries are outstanding.

              (ii) The authorized capital stock of the Company, including the Common Stock, conforms as to legal matters to the description thereof contained under the caption "Description of Capital Stock" in the Prospectus; all the outstanding shares of capital stock of the Company (including the Shares to be sold hereunder by the Selling Stockholders) have been duly authorized and validly issued and are fully paid, non-assessable and, to the knowledge of such counsel after due inquiry, were not issued or sold by the Company in violation of any statutory preemptive rights or contractual preemptive rights, rights of first refusal or similar rights that have not been waived or satisfied; and the shares of Common Stock to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and, to the knowledge of such counsel after due inquiry, the issuance of such Shares will not violate any statutory preemptive rights or any contractual preemptive rights, rights of first refusal or similar rights of any other person.

              (iii) The Registration Statement has become effective under the Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission.

              (iv) The Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the applicable Rules and Regulations (except that such counsel need express no opinion as to the financial statements and the notes thereto, related schedules and other statistical and financial data included therein).

              (v) To the knowledge of such counsel after due inquiry, there are no contracts or documents required to be filed as exhibits to the Registration Statement or required to be described in the Prospectus that are not so filed or described as required, and statements contained in the Prospectus, insofar as they purport to summarize the provisions of such contracts and documents, present fair summaries of such provisions.

              (vi) No authorization, approval, consent, order, registration or qualification of or with any court or governmental body, authority or agency is required as a condition to the Company's execution and delivery of, and the performance of its obligations under, this Agreement, except such as may be required under the Act or the Rules and Regulations or as may be required by the NASD or under state securities and Blue Sky laws (as to each of which exceptions such counsel need express no opinion).

              (vii) To the knowledge of such counsel after due inquiry, neither the Company nor any of its subsidiaries is in violation of its respective charter, bylaws or other organizational or governing documents and, to the knowledge of such counsel after due inquiry, neither the Company nor any of its subsidiaries is in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the

    Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound.

              (viii) The filing of the Registration Statement has been duly authorized by the Board of Directors of the Company. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms (except as may be limited by bankruptcy, rehabilitation, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, by general principles of equity, and by public policy underlying or reflected in applicable securities laws and regulations). The Company's performance of this Agreement and its consummation of the transactions contemplated herein will not (A) conflict with or result in a violation of the Company's charter or bylaws, (B) result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its subsidiaries under any indenture, mortgage, deed of trust, note, loan agreement, sale and leaseback arrangement, or other agreement or instrument, in any case known to such counsel after due inquiry, to which the Company or any of its subsidiaries is a party or by which any of them are bound or to which any of the properties or assets of the Company or its subsidiaries is subject,
    (C) violate any statute of the United States of America or the State of Texas or the Delaware General Corporate Law, in any case generally applicable to transactions of the type contemplated hereby, or (D) to the knowledge of such counsel, violate any order, rule, regulation or decree of any court or governmental agency or body having jurisdiction over the Company or its subsidiaries or their properties, except, in the case of any such violation, breach, default, conflict, creation or imposition, to such extent as individually, or in the aggregate, does not have a Material Adverse Effect.

              (ix) To the knowledge of such counsel after due inquiry, other than as set forth in the Prospectus, there are no legal, governmental or regulatory proceedings pending or threatened to which the Company or any of its subsidiaries is a party or of which the business or properties of the Company or any of its subsidiaries is subject that are required to be described in the Prospectus and are not so described.

              (x) To the knowledge of such counsel after due inquiry,(A) the Company and its subsidiaries have such permits from governmental agencies of the United States and the State of Texas ("Permits") as are necessary to conduct their businesses and own, lease and operate their respective properties as described in the Prospectus, except where the failure to have a Permit would not, individually or in the aggregate, have a Material Adverse Effect; (B) the Company and its subsidiaries have fulfilled and performed all of their material obligations with respect to such Permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualifications as may be set forth in the Prospectus, except where the failure to fulfill or perform such material obligations or the occurrence of any such event would not, individually or in the aggregate, have a Material Adverse Effect; and (C) each Permit is in full force and effect and each of the Company and its subsidiaries is operating in compliance with its Permits. There are no proceedings pending or, to the knowledge of such counsel after due inquiry, threatened against the Company or any of its subsidiaries that seek to cause any Permit to be revoked, withdrawn, canceled, suspended or not renewed, except where the failure of a Permit to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect.

              (xi) The statements made in the Registration Statement under the captions "Dividend Policy," "Capitalization" and "Description of Capital Stock," to the extent that they constitute summaries of documents referred to therein, present fair summaries of such documents in all material respects and, insofar as they purport to describe matters of law or legal conclusions, are accurate in all material respects.

              (xii) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

              (xiii) To the knowledge of such counsel after due inquiry, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company under the Act, except as described in the Registration Statement, and the sale of the Shares in accordance with this Agreement does not violate the terms of any such agreement described in the Registration Statement.

    Such counsel shall also state that they have participated in the preparation of the Registration Statement and Prospectus and in conferences with officers and other representatives of the Company, counsel for the Underwriters, representatives of the independent public accountants for the Company and your representatives at which the contents of the Registration Statement and Prospectus and related matters were discussed, and that, although they are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (or any amendment thereof or supplement thereto prior to the Closing Date or the Option Closing Date, as the case may be, as of the date of such amendment or supplement), on the basis of the foregoing (relying as to materiality to a large degree upon the opinions of officers and other representatives of the Company), no facts have come to their attention that lead them to believe that (1) the Registration Statement, as of the time it became effective (or any amendment thereto made prior to the Closing Date or the Option Closing Date, as the case may be, as of the date of such amendment), contained or as of the Closing Date or the Option Closing Date, as the case may be, contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (2) the Prospectus, as of the date thereof (or any amendment thereof or supplement thereto made prior to the Closing Date or the Option Closing Date, as the case may be, as of the date of such amendment or supplement), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that, with respect to the financial statements and the notes thereto or other financial or statistical data included in the Registration Statement or the Prospectus, such counsel need express no opinion).

         (d)  On the Closing Date (and, if applicable, the Option Closing
Date), you shall have received the opinions of counsel from law firms in such countries (other than the United States) as are reasonably requested by the Representatives to the effect that (A) each of the Company's non-United States subsidiaries validly exists and, where applicable, is in good standing under the laws of its jurisdiction of organization with the power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and (B) each of the Company and its subsidiaries is duly qualified and is in good standing to do business in each country or other jurisdiction in which its ownership or leasing of property or conduct of business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

         (e) If applicable, on the Option Closing Date you shall have received an opinion of counsel from a law firm reasonably satisfactory to the Representatives for each Selling Stockholder, addressed to you and dated the Option Closing Date, to the effect that:

              (i) If such Selling Stockholder is not a natural person, such Selling Stockholder has duly authorized the execution and delivery of the Custody Agreement and the Power of Attorney. Such Selling Stockholder has duly executed and delivered the Custody Agreement and the Power of Attorney.

              (ii) If such Selling Stockholder is not a natural person, this Agreement has been duly authorized on behalf of such Selling Stockholder. This Agreement has been duly authorized (if such Selling Stockholder is not a natural person), executed and delivered on behalf of such Selling Stockholder, and is a valid and binding agreement of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms (except as may be limited by bankruptcy, rehabilitation, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, by general principles of equity and by public policy underlying or reflected in applicable securities laws and regulations).

              (iii) To the knowledge of such counsel after due inquiry, such Selling Stockholder has full legal right, power and authority, and all necessary approvals, authorizations and orders of any court, or governmental or regulatory agency or body as are required for the execution, delivery and performance of this Agreement and the Custodian Agreement except as may be required under the Act or the Rules and Regulations or as may be required by the NASD or under the state securities and Blue Sky laws (as to each of which exceptions counsel need express no opinion).

              (iv) To the knowledge of such counsel after due inquiry, such Selling Stockholder is the registered owner of the Option Shares to be sold by such Selling Stockholder hereunder, and upon delivery of and payment for such Option Shares as contemplated by this Agreement, each of the Underwriters who has acquired Option Shares from such Selling Stockholder in good faith and without notice of any adverse claim within the meaning of Chapter 8 of the Texas Uniform Commercial Code will acquire the Option Shares being sold by such Selling Stockholder on the Option Closing Date free of any adverse claim. The owner of such Option Shares, if other than such Selling Stockholder, is precluded from asserting against the Underwriters the ineffectiveness of any authorized endorsement or instruction, assuming the Underwriters purchased such Option Shares for value in good faith and without notice of any adverse claim.

         (f) You shall have received on the Closing Date (and, if applicable, the Option Closing Date), from Vinson & Elkins L.L.P., counsel to the Underwriters, such opinion or opinions, dated the Closing Date (and, if applicable, the Option Closing Date) with respect to the incorporation of the Company, the validity of the Shares, the Registration Statement, the Prospectus and other related matters as you may reasonably require; the Company and Selling Stockholders shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass on such matters.

         (g) You shall have received at or prior to the Closing Date from Vinson & Elkins L.L.P., a memorandum or memoranda, in form and substance satisfactory to you, with respect to the qualification for offering and sale by the Underwriters of the Shares under state securities or Blue Sky laws of such jurisdictions as the Underwriters may have designated to the Company.

         (h) On the business day immediately preceding the date of this Agreement and on the Closing Date (and, if applicable, the Option Closing Date), you shall have received from Deloitte & Touche LLP, a letter or letters, dated the date of this Agreement and the Closing Date (and, if applicable, the Option Closing Date), respectively, in form and substance satisfactory to you, confirming that they are independent public accountants with respect to the Company within the meaning of the Act and the published Rules and Regulations, and the answer to Item 509 of Regulation S-K set forth in the Registration Statement is correct insofar as it relates to them, and stating to the effect set forth in Schedule III hereto.

         (i) Except as contemplated in the Prospectus, (i) neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and (ii) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, or entered into transactions, and there shall not have been any change in the capital stock or long-term debt of the Company and its subsidiaries or any change in the condition (financial or other), net worth, business, affairs, management, prospects or results of operations of the Company or its subsidiaries, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material or adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on such Closing Date (and, if applicable, the Option Closing Date) on the terms and in the manner contemplated in the Prospectus.

         (j) There shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the American Stock Exchange or the establishing on such exchanges by the Commission or by such exchanges of minimum or maximum prices which are not in force and effect on the date hereof; (ii) a general moratorium on commercial banking activities declared by either federal or state authorities; (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iii) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares in the manner contemplated in the Prospectus; (iv) any calamity or crisis, change in national, international or world affairs, act of God, change in the international or domestic markets, or change in the existing financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in this clause
(iv) makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares in the manner contemplated in the Prospectus; or
(v) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority, or the taking of any action by any federal, state or local government or agency in respect of fiscal or monetary affairs, if the effect of any such event specified in this clause (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares in the manner contemplated in the Prospectus.

         (k) You shall have received certificates, dated the Closing Date (and, if applicable, the Option Closing Date) and signed by the President and the Chief Financial Officer of the Company stating that (i) they have carefully examined the Registration Statement and the Prospectus as amended or supplemented and nothing has come to their attention that would lead them to believe that either the Registration Statement or the Prospectus, or any amendment or supplement thereto as of their respective effective dates, contained, and the Prospectus as amended or supplemented at such Closing Date, contains any untrue statement of a material fact, or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and, that (ii) all representations and warranties made herein by the Company are true and correct in all material respects at such Closing Date, with the same effect as if made on and as of such Closing Date, and all agreements herein to be performed by the Company on or prior to such Closing Date have been duly performed in all material respects.

         (l) The Company shall have delivered to you the agreements specified in Section 5(n) hereof.

         (m) The Company and each of the Selling Stockholders shall not have failed, refused or been unable, at or prior to the Closing Date (and, if applicable, the Option Closing Date) to have performed in all material respects any agreement on their part to be performed or any of the conditions herein contained and required to be performed or satisfied by them at or prior to such Closing Date.

         (n) You shall have received on the Closing Date (i) a United States Treasury Department Form W-9 from each Selling Stockholder who is a U.S. Person (as defined under applicable U.S. federal tax legislation) and (ii) a United States Treasury Department Form W-8 from each Selling Stockholder who is not a U.S. Person to the effect that such Selling Stockholder is not a U.S. Person.

         (o) The Company and the Selling Stockholders shall have furnished to you at the Closing Date (and, if applicable, the Option Closing Date) such other certificates as you may have reasonably requested as to the accuracy, on and as of such date, of the representations and warranties of the Company and the Selling Stockholders herein and as to the performance by the Company and the Selling Stockholders of their obligations hereunder.

         (p) The Shares shall have been approved for trading upon official notice of issuance on the Nasdaq.

    All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory to you and to Vinson & Elkins L.L.P., counsel for the several Underwriters. The Company and Selling Stockholders will furnish you with such conformed copies of such opinions, certificates, letters and documents as you may request.

    If any of the conditions specified above in this Section 6 shall not have been satisfied at or prior to the Closing Date (and, if applicable, the Option Closing Date) or waived by you in writing, this Agreement may be terminated by you on notice to the Company and the Selling Stockholders.

    7. INDEMNIFICATION. (a) The Company and the Selling Stockholders, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, from and against any losses, claims, damages, liabilities and judgments, joint or several, to which such Underwriter or such controlling person may become subject, insofar as such losses, claims, damages, liabilities or judgments arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Selling Stockholders shall not be liable in any such case to the extent that any such loss, claim, damage, liability or judgment arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, such Preliminary Prospectus or the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by you or by any Underwriter through you, specifically for use in the preparation thereof; and provided, further, that if any Preliminary Prospectus or the Prospectus contained any alleged untrue statement or allegedly omitted to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and such statement or omission shall have been corrected in a revised Preliminary Prospectus or in the Prospectus or in an amended or supplemented Prospectus, the Company and the Selling
Stockholders shall not be liable to any Underwriter or controlling person under this subsection (a) with respect to such alleged untrue statement or alleged omission to the extent that any such loss, claim, damage, liability or judgment of such Underwriter or controlling person results from the fact that such Underwriter sold Shares to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, such revised Preliminary Prospectus or Prospectus or amended or supplemented Prospectus. Notwithstanding the foregoing, in no event shall a Selling Stockholder be liable under the provisions of this Section 7 for any amount in excess of the aggregate amount of proceeds that such Selling Stockholder received from the sale of the Shares pursuant to this Agreement. The Company, the Selling Stockholders and the Underwriters acknowledge and agree that the only information furnished by the Underwriters to the Company for inclusion in the Registration Statement or the Prospectus consists of the information set forth in the last paragraph on the front cover page of the Prospectus
(insofar as such information relates to the Underwriters), legends required by Item 502(d) of Regulation S-K under the Act and the information in paragraphs three, seven, and eight under the caption "Underwriting" in the Prospectus. This indemnity agreement shall be in addition to any liabilities which the Company or the Selling Stockholders may otherwise have.

         (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each Selling Stockholder and each person, if any, who controls such Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or judgments, joint or several, to which the Company or any such director, officer or controlling person or any such Selling Stockholder or controlling person of such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages, liabilities or judgments arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such Preliminary Prospectus or the Prospectus, such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by any such Underwriter specifically for use in the preparation thereof; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person or any such Selling Stockholder or controlling person of such Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement shall be in addition to any liabilities which the Underwriters may otherwise have.

         (c) Any party which proposes to assert the right to be indemnified under this Section 7 shall, within ten days after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party under this Section 7, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served, but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve such indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, except as hereinafter provided, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party at the expense of the indemnifying party has been authorized by the indemnifying party, (ii) the indemnified party shall have been advised by such counsel that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense, or certain aspects of the defense, of such action (in which case the indemnifying party shall not have the right to direct the defense of such action with respect to those matters or aspects of the defense on which a conflict exists or may exist on behalf of the indemnified party) or (iii) the indemnifying party shall have failed to assume the defense and employ counsel reasonably satisfactory to the indemnified party, in any of which events such fees and expenses to the extent applicable shall be borne by the indemnifying party. An indemnifying party shall not be liable for any settlement of any action or claim effected without its written consent, but if settled with the written consent of the indemnifying party, such indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding. Each indemnified party, as a condition of such indemnity, shall cooperate in good faith with the indemnifying party in the defense of any such action or claim.

         (d) If the indemnification provided for in this Section 7 is for any reason, other than pursuant to the terms thereof, judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right to appeal) to be unavailable to an indemnified party under subsections (a) or (b) above in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholders and the Underwriters from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault, as applicable, of the Company, the Selling Stockholders and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as other relevant equitable considerations. The relative benefits received by, as applicable, the Company, the Selling Stockholders and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (e) Each Selling Stockholder hereby designates the Company as its authorized agent, upon which process may be served in any action, suit or proceeding which may be instituted in any state or federal court in the State of Missouri by any Underwriter or person controlling any Underwriter asserting a claim for indemnification or contribution under or pursuant to this Section 7, and each Seller will accept the jurisdiction of such court in such action, and waives, to the fullest extent permitted by applicable law, any defense based upon lack of personal jurisdiction or venue. A copy of any such process shall be sent or given to such Selling Stockholder, at the address for notices specified in Section 13 hereof.

    8. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties, and agreements of the Company and the Selling Stockholders contained in Sections 7 and 12 herein or in certificates delivered pursuant hereto, and the agreements of the Underwriters contained in Section 7 hereof, shall remain operative and in full force and effect regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any Underwriter or any controlling person, the Company or any of its officers, directors or any controlling persons, or the Selling Stockholders, and shall survive delivery of the Shares to the Underwriters hereunder.

    9. SUBSTITUTION OF UNDERWRITERS. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or parties reasonably satisfactory to you to purchase such Shares on such terms.
In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company and the Selling Stockholders notify you that they have so arranged for the purchase of such Shares, you or the Company and the Selling Stockholders shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration
Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any persons substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

         (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters made by you or the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of Shares which remains unpurchased does not exceed one tenth of the total Shares to be sold on the Closing Date, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the Shares which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters made by you or the Company and the Selling Stockholders as provided in subsection (a) above, the number of Shares which remains unpurchased exceeds one tenth of the total Shares to be sold on the Closing Date, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require the non-defaulting Underwriters to purchase Shares of the defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company and the Selling Stockholders except for the expenses to be borne by the Company and the Underwriters as provided in Section 12 hereof and the indemnity and contribution agreements in Section 7 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

    10. EFFECTIVE DATE AND TERMINATION. (a) This Agreement shall become effective at 1:00 p.m., St. Louis time, on the first business day following the effective date of the Registration Statement, or at such earlier time after the effective date of the Registration Statement as you in your discretion shall first release the Shares for offering to the public; provided, however, that the provisions of Section 7 and 12 hereof shall at all times be effective. For the purposes of this Section 10(a), the Shares shall be deemed to have been released to the public upon release by you of the publication of a newspaper advertisement relating to the Shares or upon release of telegrams, facsimile transmissions or letters offering the Shares for sale to securities dealers, whichever shall first occur.

         (b) This Agreement may be terminated by you at any time before it becomes effective in accordance with Section 10(a) by notice to the Company and the Selling Stockholders; provided, however, that the provisions of this
Section 10 and of Section 7 and Section 12 hereof shall at all times be effective. In the event of any termination of this Agreement pursuant to
Section 9 hereof or this Section 10(b), the Company and the Selling Stockholders shall not then be under any liability to any Underwriter except as provided in Section 7 hereof or Section 12 hereof.

         (c) This Agreement may be terminated by you at any time at or prior to the Closing Date by notice to the Company and the Selling Stockholders if any condition specified in Section 6 hereof shall not have been satisfied on or prior to the Closing Date. Any such termination shall be without liability of any party to any other party except as provided in Sections 7 and 12 hereof.

         (d) This Agreement also may be terminated by you, by notice to the Company and the Selling Stockholders, as to any obligation of the Underwriters to purchase the Option Shares, if any condition specified in
Section 6 hereof shall not have been satisfied at or prior to the Option Closing Date or as provided in Section 9 of this Agreement.

    If you terminate this Agreement as provided in Sections 10(b), 10(c) or 10(d), you shall notify the Company and the Selling Stockholders by telephone or telegram, confirmed by letter.

    11. AGREEMENTS OF THE SELLING STOCKHOLDERS. Each Selling Stockholder, severally and not jointly, agrees with you and the Company:

         (a) To pay or to cause to be paid all transfer taxes with respect to the Shares to be sold by such Selling Stockholder; and

         (b) To take all reasonable actions in cooperation with the Company and the Underwriters to cause the Registration Statement to become effective at the earliest possible time, to do and perform all things to be done and performed under this Agreement prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Shares pursuant to this Agreement.

    12. COSTS AND EXPENSES. The Company will bear and pay the costs and expenses incident to the registration of the Shares and public offering thereof, including, without limitation, (a) the fees and expenses of the Company's accountants and the fees and expenses of counsel for the Company and the Selling Stockholders, (b)the preparation, printing, filing, delivery and shipping of the Registration Statement, each Preliminary Prospectus, the Prospectus and any amendments or supplements thereto and the printing, delivery and shipping of this Agreement, the Agreement Among Underwriters, the Selected Dealer Agreement, Underwriters' Questionnaires and Powers of Attorney and Blue Sky Memoranda, (c) the furnishing of copies of such documents to the

Underwriters, (d) the registration or qualification of the Shares for offering and sale under the securities and Blue Sky laws of the various states, including the reasonable fees and disbursements of Underwriters' counsel relating to such registration or qualification, (e) the fees payable to the NASD and the Commission in connection with their review of the proposed offering of the Shares, (f) all printing and engraving costs related to preparation of the certificates for the Shares, including transfer agent and registrar fees, (g) all initial transfer taxes, if any,(h) all fees and expenses relating to the authorization of the Shares for trading on Nasdaq,
(i) all travel expenses, including air fare and accommodation expenses, of representatives of the Company in connection with the offering of the Shares and (j) all of the other costs and expenses incident to the performance by the Company of the registration and offering of the Shares; provided, however, that the Underwriters will bear and pay the fees and expenses of the Underwriters' counsel (other than fees and disbursements relating to the registration or qualification of the Shares for offering and sale under the securities and Blue Sky laws of the various states), the Underwriters' out-of-pocket expenses and any advertising costs and expenses incurred by the Underwriters incident to the public offering of the Shares.

    If this Agreement is terminated by you in accordance with the provisions of Section 10(c), the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel to the Underwriters.

    13. NOTICES. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to the Underwriters shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed c/o A.G. Edwards & Sons, Inc. at One North Jefferson Avenue, St. Louis, Missouri 63103, Attention: Syndicate, facsimile number (314) 289-7387, or if sent to the Company shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed to the Company at Vari-Lite International, Inc., 201 Regal Row, Dallas, Texas 75247,
Attention: H.R. Brutsche III, President, facsimile number (214) 630-5867, or if sent to any Selling Stockholder shall be mailed, delivered, sent by facsimile transmission or telegraphed and confirmed to such Selling Stockholder, c/o the Attorneys-in-Fact at 201 Regal Row, Dallas, Texas 75247,
Attention: H.R. Brutsche III. Notice to any Underwriter pursuant to Section 7 shall be mailed, delivered, sent by facsimile transmission or telegraphed and confirmed to such Underwriter's address as it appears in the Underwriters' Questionnaire furnished in connection with the offering of the Shares or as otherwise furnished to the Company and the Selling Stockholder.

    14. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Selling Stockholders, and the Company and their respective heirs, successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, corporation or other entity, other than the parties hereto and their respective heirs, successors and assigns and the controlling persons, officers and directors referred to in Section 7, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective heirs, successors and assigns and said controlling persons and said officers and directors, and for the benefit of no other person, corporation or other entity. No purchaser of any of the Shares from any Underwriter shall be construed a successor or assign by reason merely of such purchase.

    In all dealings with the Company and the Selling Stockholders under this Agreement you shall act on behalf of each of the several Underwriters, and the Company and the Selling Stockholders shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of the Underwriters, made or given by you on behalf of the Underwriters, as if the same shall have been made or given in writing by the Underwriters.

    15. COUNTERPARTS. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

    16. PRONOUNS. Whenever a pronoun of any gender or number is used herein, it shall, where appropriate, be deemed to include any other gender and number.

    17. APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Missouri.


                  [Remainder of page intentionally left blank]

    If the foregoing is in accordance with your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, each of the Selling Stockholders and the Underwriters.

                                  VARI-LITE INTERNATIONAL, INC.


                                  By:
                                       H.R. Brutsche III
                                       President


                                  Selling Stockholders Named in Schedule I
                                  Hereto


                                  By:
                                       H.R. Brutsche III
                                       Attorney-in-Fact

Accepted in St. Louis, Missouri as of the date first above written, on behalf of ourselves and each of the several Underwriters named in
Schedule II hereto.

A.G. EDWARDS & SONS, INC.


By:
Name:
Title:

EVEREN Securities, Inc.


By:
Name:
Title:

                                  SCHEDULE I


                                                                     NUMBER OF
                              SELLING STOCKHOLDERS                 OPTION SHARES
                              --------------------                 -------------











                                                                      -------
Total                                                                 300,000
                                                                      -------
                                                                      -------

                                  SCHEDULE II


                                                                        NUMBER
              NAME                                                     OF SHARES
              ----                                                     ---------

A.G. Edwards & Sons, Inc.
EVEREN Securities, Inc.











                                                                       ---------
Total                                                                  2,000,000
                                                                       ---------
                                                                       ---------

                                  SCHEDULE III

    Pursuant to Section 6(g) of the Underwriting Agreement, Deloitte & Touche LLP shall furnish letters to the Underwriters to the effect that:

    1. They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable Rules and Regulations thereunder.

    2. In their opinion, the financial statements and any supplementary financial information and schedules audited (and, if applicable, prospective financial statements and/or pro forma financial information examined) by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable Rules and Regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, prospective financial statements and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Representatives of the Underwriters (the "Representatives").

    3. On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, performing the procedures specified by the AICPA for a review of interim financial information as discussed in SAS No. 71, Interim Financial Information, on the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

         (a) any material modifications should be made to the unaudited statements of consolidated income, statements of consolidated financial position and statements of consolidated cash flows included in the Prospectus for them to be in conformity with generally accepted accounting principles, or the unaudited statements of consolidated income, statements of consolidated financial position and statements of consolidated cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations thereunder.

         (b) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial



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statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus.

         (c) the unaudited financial statements which were not included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in Clause (a) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause
(b) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus.

         (d) any unaudited pro forma consolidated condensed financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements.

         (e) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated working capital, net current assets or net assets or other items specified by the Representatives, or any changes in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter.

         (f) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in Clause (e) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or any other changes in any other items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for changes, decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter.

         (g) In addition to the audit referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraph (3) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries for the periods covered by their reports and any interim or other periods since the latest period covered by their reports, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement



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specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.










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